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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                October 29, 1999

                                  VENTAS, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                          1-10989                     61-1055020
   --------                          -------                     ----------
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

   4360 Brownsboro Road, Suite 115,
         Louisville, Kentucky                                         40207-1642
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

     On October 29, 1999, Ventas, Inc. ("Ventas" or the "Company") entered into a Waiver and Extension Agreement (the "Waiver Agreement") with over 95 percent of the lenders under its Credit Agreement (the "Consenting Lenders"). Pursuant to the Waiver Agreement, Ventas has received a four-month extension of the $275 million bridge loan that was due on October 30, 1999, and a waiver of certain covenants and events of default under its existing Credit Agreement. However, two holders of the bridge loan who have not consented to the Waiver Agreement (representing approximately $20 million, or 7 percent, of the bridge loan principal) may assert a right to seek repayment of their portion of the bridge loan currently.

     The waiver period will expire on February 28, 2000, and will terminate before such date if (i) an event of default under the existing credit facility that is not expressly waived occurs, is continuing, and is not waived, (ii) the Chapter 11 case of Vencor, Inc. ("Vencor"), Ventas's primary tenant, becomes a liquidating Chapter 11 or is converted to a case under Chapter 7 of the Code, or
(iii) Ventas fails to comply with any of the covenants contained in the Waiver Agreement.

     Ventas and the Consenting Lenders have also agreed as soon as practicable, but in any event by January 31, 2000, to enter into a new agreement relating to Ventas's indebtedness on the terms and conditions set forth in the term sheet included as an exhibit to the Waiver Agreement. The term sheet is included as an exhibit to this Form 8-K and is incorporated herein by reference. Ventas has also agreed during the Waiver Period not to pay any dividends or make any distributions with respect to its equity, not to amend the Rent Stipulation entered into with Vencor, not to make principal payments to the bridge lenders who are not Consenting Lenders except to the extent principal payments are made to the bridge lenders who are Consenting Lenders, and to provide notice of certain events.

     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas's expected future financial position, results of operations, cash flows, financing plans, business strategy, expected lease income, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "should," "estimate," "expect," "intend," "may," and other similar expressions are forward-looking statements. Such forward-looking statements


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are inherently uncertain, and stockholders must recognize that actual results may differ from Ventas's expectations. Ventas does not undertake any duty to update such forward-looking statements.

     Factors that may affect the plans or results of the Company include, without limitation, (i) the Company's success in implementing its business strategy, (ii) the outcome of Vencor's case under Chapter 11 of the Bankruptcy Code, (iii) the nature and extent of future competition, (iv) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (v) increases in cost of borrowing for the Company, (vi) the ability of the Company's operators to deliver high-quality care and to attract patients, (vii) the results of the ongoing investigation of the Company by the U.S. Department of Justice and other litigation affecting the Company, (viii) the Company's ability to acquire additional properties, (ix) changes in general economic conditions and/or in the markets in which the Company may, from time to time, compete, (x) the ability of the Company to implement the restructuring of its indebtedness in the manner set forth in the Waiver Agreement, and (xi) the ability of the Company and Vencor and other third parties to replace, modify or upgrade computer systems in ways that adequately address the year 2000 issue. Many of such factors are beyond the control of the Company and its management.

     A copy of the Waiver Agreement and the press release issued by the Company on November 1, 1999 are included as exhibits to this filing and are incorporated herein by reference.


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Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

        Not applicable.

     (b) Pro forma financial information.

        Not applicable.

     (c) Exhibits:

        10.1 Consent and Extension Agreement by and between the Company and its lenders, dated as of October 29, 1999.

        99.1   Press Release dated November 1, 1999.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)

Date: November 1, 1999

                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President
                                                   and General Counsel


                                      -5-

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                                  EXHIBIT INDEX


10.1 Consent and Extension Agreement by and between the Company and its lenders, dated as of October 29, 1999.

99.1   Press Release dated November 1, 1999.


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